Exhibit 31(a)

CERTIFICATION

I, David Ellison, certify that:

1.	I have reviewed this Form 10-K/A of Paramount Skydance Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 24, 2026

/s/ David Ellison
David Ellison
Chairman and Chief Executive Officer